Exhibit 3(b)  REVISED and RESTATED

                             ADOPTED MARCH 31, 1981
                                     BY-LAWS

                        BIOSEARCH MEDICAL PRODUCTS, INC.
                            A NEW JERSEY CORPORATION

                                (REVISED 3/11/92)

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                                                                  BIOBLWS2.392

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                               TABLE OF CONTENTS

      ARTICLE I - OFFICES..................................................  1
            SECTION 1.  REGISTERED OFFICE..................................  1
            SECTION 2.  OTHER OFFICES:.....................................  1


      ARTICLE II - MEETINGS OF SHAREHOLDERS................................  1
            SECTION 1.  ANNUAL MEETINGS....................................  1
            SECTION 2.  VOTING.............................................  1
            SECTION 3.  QUORUM.............................................  2
            SECTION 4.  SPECIAL MEETINGS...................................  2
            SECTION 5.  NOTICE OF MEETINGS.................................  3
            SECTION 6.  ACTION WITHOUT MEETING.............................  3


      ARTICLE III **** - DIRECTORS.........................................  4
            SECTION 1.  NUMBER AND TERM....................................  4
            SECTION 2.  RESIGNATIONS.......................................  4
            SECTION 3.  VACANCIES..........................................  4
            SECTION 4.  REMOVAL............................................  4
            SECTION 5.  INCREASE OF NUMBER.................................  5
            SECTION 6.  POWERS.............................................  5
            SECTION 7.  MEETINGS...........................................  5

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            SECTION 8.  QUORUM.............................................  5
            SECTION 9.  COMPENSATION.......................................  6
            SECTION 10.  ACTION WITHOUT MEETING............................  6
            SECTION 11.  ACTION BY CONFERENCE TELEPHONE....................  6
            SECTION 12.  COMMITTEES........................................  6


      ARTICLE IV - OFFICERS................................................  7
            SECTION 1.  OFFICERS...........................................  7
            SECTION 2.  OTHER OFFICERS AND AGENTS..........................  7
            SECTION 3.  CHAIRMAN...........................................  8
            SECTION 4.  PRESIDENT..........................................  8
            SECTION 5.  VICE-PRESIDENT.....................................  8
            SECTION 6.  TREASURER..........................................  9
            SECTION 7.  SECRETARY..........................................  9


      ARTICLE V - MISCELLANEOUS............................................ 10
            SECTION 1.  CERTIFICATES....................................... 10
            SECTION 2.  LOST CERTIFICATES.................................. 10
            SECTION 3.  TRANSFER OF SHARES:................................ 10
            SECTION 4.  SHAREHOLDERS RECORD DATE........................... 11
            SECTION 5.  REGISTERED SHAREHOLDERS............................ 11
            SECTION 6.  DIVIDENDS.......................................... 11
            SECTION 7.  SEAL............................................... 11

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            SECTION 8.  FISCAL YEAR........................................ 11
            SECTION 9.  CHECKS............................................. 12
            SECTION 10.  NOTICE AND WAIVER OF NOTICE....................... 12


      ARTICLE VII - AMENDMENTS............................................. 12

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ARTICLE I - OFFICES

      SECTION 1. REGISTERED OFFICE: The registered office shall be established and maintained at 35 Industrial Parkway, P.O. Box 1700, in the City of Somerville, in the County of Somerset, in the State of New Jersey; and Manfred
F. Dyck shall be the registered agent of this Corporation in charge thereof.

      SECTION 2. OTHER OFFICES: The Corporation may have other offices, either within or without the State of New Jersey, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II - MEETINGS OF SHAREHOLDERS

      SECTION 1. ANNUAL MEETINGS: Annual Meetings of shareholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at the principal office of the Corporation or at such other place, either within or without the State of New Jersey as the Board of Directors, by resolution, shall determine, on the first day in May * of each year or on such other date as shall be specified in the notice of the meeting.

      *  Amended on October 27, 1981 to substitute "May" for "October".

      If the date of the Annual Meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each Annual Meeting, the shareholders entitled to vote shall elect a Board of Directors and they may transact such other Corporate business as shall be stated in the notice of the meeting.

      SECTION 2. VOTING: Each shareholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one

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vote, in person or by proxy, for each share entitled to vote held by such shareholder, as of the date fixed as the record date for said meeting, but no proxy shall be voted after eleven months from its date unless such proxy provides for a longer period, but in no event shall a proxy be valid after three years from the date of execution. Each proxy shall be delivered to the Secretary prior to the holding of the meeting. The attendance at any meeting of any stockholder who may theretofore have given a proxy shall not have the effect of revoking the proxy unless the stockholder so attending shall, in writing, so notify the Secretary at any time prior to the voting of the proxy. Upon the demand of any shareholder, before the voting begins, the vote for directors shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or in the laws of the State of New Jersey.

      A complete list of the shareholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be produced and kept at the time and place of the meeting, during the whole time thereof, and may be inspected by any shareholder who is present.

      SECTION 3. QUORUM: Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of shareholders holding a majority of the shares of the Corporation entitled to vote shall constitute a quorum at all meetings of the shareholders. In case a quorum shall not be present at any meeting, a majority in interest of the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of shares entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of shares entitled to both shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those shareholders entitled to vote at any adjournment or adjournments thereof.


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      SECTION 4. SPECIAL MEETINGS: Special meeting of the shareholders for any purpose or purposes may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the shareholders owning a majority of the issued and outstanding capital stock of the Corporation, and may be held at such time and place within or without the State of New Jersey, as shall be stated in the notice of the meeting.

      SECTION 5. NOTICE OF MEETINGS: Written notice of each Annual Meeting, stating the place, date and time of the meeting, and the purpose or purposes of the meeting, shall be given to each shareholder entitled to vote there at his address as it appears on the records of the Corporation, not less than ten days nor more than sixty days before the date of the meeting.

      Written notice of special meetings of shareholders, stating the place, date, time and purpose or purposes thereof, shall be served upon or mailed to each shareholder entitled to vote thereat, at such address as appears on the records of the Corporation, not less than ten days nor more than sixty days before the date of the meeting.

      SECTION 6. ACTION WITHOUT MEETING: Any action required or permitted to be taken at a meeting of shareholders by the laws of the State of New Jersey or the Certificate of Incorporation or these By-Laws may be taken without a meeting if all the shareholders entitled to vote thereon consent thereto in writing.

      Except as otherwise provided by the laws of the State of New Jersey, the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at a meeting of shareholders, other than the annual election of directors, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting. Except as otherwise provided by the laws of the State of New Jersey, the Certificate of Incorporation or these By-Laws,


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prompt notice of the action consented to, the proposed effective date of such action and any conditions precedent to such action shall be given to all non-consenting shareholders who would have been entitled to notice of a meeting to vote upon such action, in accordance with the Business Corporation Act of the State of New Jersey.

      Whenever any action is taken pursuant to shareholder consent as set forth herein and in the laws of the State of New Jersey, the written consents of the shareholders consenting thereto or the written report of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

ARTICLE III **** - DIRECTORS

      SECTION 1. NUMBER AND TERM: The number of directors shall initially be three. Thereafter, the number of directors may be determined from time to time by the unanimous vote of the Board of Directors. The directors shall be elected at the Annual Meeting of the shareholders and each director shall be elected to serve until his successor shall be elected and qualify. Directors need not be shareholders.

     * Amended on October 27, 1981. The number of directors was increased from 3 to 4.

     ** Amended on January 27, 1984. The number of directors increased from 4 to 5.

     ***    Amended on September 6, 1985 to increase number to 7.

     ****   Amended on April 29, 1987 to decrease number to 6.

     *****  Amended on February 22, 1989 to increase number to 7.

     ****** Amended on March 11, 1992 to decrease number to 6.

      SECTION 2. RESIGNATIONS: Any director, member of a committee or other officer may resign at any time, absent any written contractual obligations of appointment. Such resignation shall be made in


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writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

      SECTION 3. VACANCIES: If the office of any director, member of a committee or other office becomes vacant, the remaining directors in office (or the sole or remaining director if only one director remains in office) may fill such vacancy by unanimous vote of the Board of Directors for the unexpired term or until the next election of directors; or any such vacancy on the Board of Directors may be filled by the shareholders at any duly convened meeting.

      SECTION 4. REMOVAL: Any one or more of the directors may be removed for cause, at any time, by vote of the shareholders holding a majority of the outstanding shares of the Corporation entitled to vote, present in person or by proxy, at any special meeting of the shareholders or, by action of the Board of Directors at any regular or special meeting of the Board. A vacancy or vacancies occurring from such removal may be filled at the special meeting of shareholders or a regular or special meeting of the Board of Directors.

      SECTION 5. INCREASE OF NUMBER: Except as otherwise provided by the Certificate of Incorporation, the number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the shareholders, at the Annual Meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting of directors or shareholders to hold office until the next annual election and until their successors are elected and qualify.

      SECTION 6. POWERS: The property and business of the Corporation shall be managed by the Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-Laws directed or required to be exercised or done by the shareholders.


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      SECTION 7. MEETINGS: Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

      Special meetings of the Board may be called by the President or by the Secretary or on the written request of any two directors on at least two days' notice to each director either personally or by mail or telegram and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

      Notice of any special meetings of the Board of Directors may be waived by instrument in writing signed by all the directors.

      Business transacted at all special meetings of the Board of Directors shall be confined to the objects set forth in the notice of the meeting.

      SECTION 8. QUORUM: At all meetings of the Board, the presence of a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of those present at any meeting at which a quorum is present shall be the act of the Board of Directors except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need by given other than by announcement at the meeting which shall be so adjourned.

      SECTION 9. COMPENSATION: Directors, as such, shall not receive any stated salary for their services as directors or as members of the Executive Committee, but by resolution of the Board a fixed fee and expenses, if any, of attendance may be allowed for attendance at each regular or special meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.**

     * Resolution passed October 27, 1981 to provide for Directors' fees of $450 per director per regular or special meeting.


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     **   Resolution passed on June 5, 1985 to provide that fees be increased to
          $750 for each meeting attended and $200 for telephone conference meeting.

      SECTION 10. ACTION WITHOUT MEETING: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior or subsequent to such action a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

      SECTION 11. ACTION BY CONFERENCE TELEPHONE: Any or all of the directors may participate in a meeting of the Board of Directors by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

      SECTION 12. COMMITTEES: The Board, by resolution, may from time to time designate one or more members of the Board to constitute committees of the Board which shall consist of such persons and shall have such powers as the Board may determine and specify in the respective resolutions effecting such designation. The Board shall have the power, by resolution, at any time, with respect to any committee created pursuant to this Section 12, to change the members of any such committee and to discharge the members of any such committee and to discharge any such committee. A majority of the members of each committee shall determine its acts. Each committee may adopt such rules and regulations for the conduct of its meetings as it deems proper and as are not inconsistent with any statute or the Certificate of Incorporation and, further, that, pursuant to the foregoing authority this Board of Directors hereby establishes a Pricing Committee (hereinafter referred to as the "Pricing Committee") of the Board, initially consisting of Manfred F. Dyck and John H. Ewing, to determine all terms and conditions of the Placement Documents not heretofore determined, including, but not limited to, the rate of interest on the Notes and the rate of which the principal

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amount of the Notes shall be convertible into shares of the common stock without par value (hereinafter referred to as the "Common Stock"), of the Company;
(Added July 29, 1984).


        (Executive Committee was abolished by Bylaw provision in 1986)


ARTICLE IV - OFFICERS

      SECTION 1. OFFICERS: The officers of the Corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman and one or more Vice-Presidents, who shall have such authority and shall perform such duties as prescribed by the Board. None of the officers, except the President and Chairman of the Board, need be directors. The officers shall be elected from time to time by the Board of Directors and shall serve at the pleasure of the Board. More than one office may be held by the same person, except the offices of President and Vice President. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors. All vacancies occurring among any of the officers shall be filled by the directors. Any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors present at a regular meeting of directors or at a special meeting of directors called for that purpose.

      SECTION 2. OTHER OFFICERS AND AGENTS: The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      SECTION 3. CHAIRMAN: The Chairman of the Board of Directors if one be elected, shall be the Chief Executive Officer of the Corporation and shall preside at all meetings of the Board of directors, appoint


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one or more Vice Presidents who shall perform such duties as may be assigned to them and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors. (Revised 8/12/87 to delegate Vice President appointment authority to chairman.)

      SECTION 4. PRESIDENT: The President shall be the Chief Executive Officer of the Corporation in the absence or non-election of the Chairman of the Board and shall have the general and active powers and duties of supervision and management of the business of the Corporation. He shall preside at all meetings of the shareholders, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer. The President shall have all the powers and duties usually incident to the office of the President except as specifically limited by the Board of Directors.

      The President, on behalf of the Corporation, may lend money to, guarantee any obligations of, or otherwise assist, any officer or employee of the Corporation or of any subsidiaries where such action may reasonably be expected to benefit the Corporation, provided, however, that such loan, guarantee or other assistance may be made to or for an officer or employee who is also a director only when authorized by a majority of the entire Board.

      SECTION 5. VICE-PRESIDENT: The Vice-President shall have all the powers and duties usually incident to the office of the Vice-President except as specifically limited by the Board of Directors. In the absence or disability of the President and the General Manager, the Vice-President shall perform the duties and exercise the powers of the President.


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                 (6/24/87, GENERAL MANAGER provision deleted)

      SECTION 6. TREASURER: The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

      The Treasurer shall disburse the funds or the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      The Treasurer shall have all the powers and duties usually incident to the office of Treasurer except as specifically limited by the Board of Directors.

      SECTION 7. SECRETARY: The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or shareholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall attend and record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to


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him by the directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same. He shall have all the powers and duties usually incident to the office of the Secretary except as specifically limited by the Board of Directors and shall be sworn to the faithful discharge of his duty.

ARTICLE V - MISCELLANEOUS

      SECTION 1. CERTIFICATES: Certificates of stock of the Corporation shall be numbered and entered in the books of the Corporation as they are issued. Certificates signed by the President or Vice- President, and the Treasurer or Secretary shall be issued to each shareholder certifying the number of shares owned by him in the Corporation. In the event that the Corporation shall have a transfer agent or registrar other than the Corporation or its employee, the signatures of such officers may be facsimiles.

      SECTION 2. LOST CERTIFICATES: At the direction of the Board of Directors, a new certificate shall be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or stolen. The directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to advertise same in such manner as it shall require and/or to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

      SECTION 3. TRANSFER OF SHARES: Shares of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, to the

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person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

      SECTION 4. SHAREHOLDERS RECORD DATE: In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any lawful action, the Board of Directors may close the stock transfer books of the Corporation in its discretion for a period not exceeding sixty days preceding the date of such meeting, or in lieu thereof, the Board may fix, in advance, a record date, which shall not be more than sixty days prior to any other action or the date fixed for tabulation of written consents, or, if no date has been fixed for tabulation, more than sixty days prior to the last day on which consents received may be counted. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

      SECTION 5. REGISTERED SHAREHOLDERS: The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder-in-fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of New Jersey.

      SECTION 6. DIVIDENDS: Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the outstanding shares of the Corporation as and when they deem expedient. Dividends may be


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declared and paid in cash or in its bonds or other property, including the bonds or shares of other Corporations, as permitted by the laws of the State of New Jersey, and by the Certificate of Incorporation of this Corporation.

      SECTION 7. SEAL: The Corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL, NEW JERSEY". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      SECTION 8. FISCAL YEAR: The fiscal year of the Corporation shall end on December 31st of each year.

      SECTION 9. CHECKS: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

      SECTION 10. NOTICE AND WAIVER OF NOTICE: Whenever any notice is required by these By-Laws to be given, such notice may be given by mail, telephone, telegram, cable, telex or radio. In computing the period of time for the giving of any notice, the day on which the notice is given shall be excluded, and day on which the matter noticed is to occur shall be included. If notice is given by mail, the notice shall be deemed to be given when deposited in the mail addressed to the person to whom it is directed at his last address as it appears on the records of the Corporation, with postage prepaid thereon. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

      Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.



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ARTICLE VII - AMENDMENTS

      These By-Laws may be altered, amended or repealed and By-Laws may be made at any annual meeting of the shareholders or at any special meeting thereof, at which a quorum is present, if notice of the proposed alternation or repeal of By-Law or By-Laws to be made, be contained in the notice of such special meeting, by the affirmative vote of a majority of the shares issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the members of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, of By-Law or By-Laws, to be made, be contained in the notice of such special meeting. Provided, however, that any By-Laws made by the Board of Directors may be altered or repealed by the shareholders and that any By-Laws made by the shareholders may be altered or repealed by the Board of Directors.


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